Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of W&T Offshore, Inc.

In our opinion, the accompanying statements of revenues and direct operating expenses (the “financial statements”) present fairly, in all material respects, the revenues and direct operating expenses of certain oil and gas properties of Newfield Exploration Company and its subsidiary, Newfield Exploration Gulf Coast LLC (the “Newfield Properties”) for the years ended December 31, 2011, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America, using the basis of presentation described in Note 2. These financial statements are the responsibility of W&T Offshore Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements reflect the revenues and direct operating expenses of the Newfield Properties using the basis of presentation described in Note 2 and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Newfield Properties.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 12, 2012

NEWFIELD PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(in thousands)

	Year Ended December 31,
	2011	2010	2009
Revenues	$216,761	$199,861	$92,794
Direct operating expenses	24,563	17,869	7,920

Revenues in excess of direct operating expenses	$192,198	$181,992	$84,874

See accompanying notes

NEWFIELD PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1. The Properties

On October 5, 2012, W&T Offshore, Inc. (“W&T”) acquired certain oil and natural gas property interests from Newfield Exploration Company and its subsidiary, Newfield Exploration Gulf Coast LLC (together, “Newfield”), referred to herein as the “Newfield Properties,” pursuant to a certain purchase and sale agreement. The effective date of the transaction was July 1, 2012. The stated purchase price of $228.0 million is subject to customary effective-date adjustments and closing adjustments. The adjusted purchase price as of the date of this statement, excluding asset retirement obligations, was $207.7 million and is subject to further post-closing adjustments. The related asset retirement obligations, estimated at $31.5 million by W&T, were assumed by W&T. The Newfield Properties consist primarily of approximately 416,000 gross leasehold acres, excluding the related overriding royalty interests acreage, comprised of 65 blocks in the deepwater, six of which are producing, and ten blocks on the conventional shelf, four of which are producing. In addition, the Newfield Properties include an overriding royalty interest in three deepwater blocks, two of which are producing. Certain overriding interest associated with the Newfield Properties (Mississippi Canyon 800 field) has been retained by Newfield. All of these properties referred to above are located in the Gulf of Mexico of the United States.

2. Basis of Presentation

The accompanying audited statements (the “financial statements”) include revenues from oil, natural gas liquids (“NGLs”) and natural gas production and direct lease operating expenses associated with the Newfield Properties. For purposes of these statements, all properties identified in the purchase and sale agreement between Newfield and W&T are included herein. Revenues and direct operating expenses are presented on the accrual basis of accounting and were derived from Newfield’s historical accounting records. During the period presented, the Newfield Properties were not accounted for as a separate division or legal entity by Newfield, therefore, certain costs including, but not limited to, depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest, and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles are not presented because the information necessary to prepare such statements is neither readily available on an individual property basis nor practicable to obtain in these circumstances. As such, these financial statements are not intended to be a complete presentation of the revenues and expenses of the Newfield Properties and are not indicative of the financial condition or results of the operation of the Newfield Properties going forward due to the changes in the business and the omission of various operating expenses as described above. The historical statements of revenues and direct operating expenses of the Newfield Properties are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

Revenue Recognition – Oil, NGLs, natural gas and other related revenues are recognized when production is sold to purchasers at a fixed or determinable price, when delivery has occurred and title has transferred, and when collectability is reasonably assured. Revenues are reported net of overriding royalties, other royalties and other revenue interest due to third parties.

Sales to customers comprising greater than 10% of total revenues were as follows:

	Year Ended December 31,
	2011	2010	2009
Customers:
Equiva Trading Company	54%	39%	47%
Superior Natural Gas Corporation	33%	37%	38%

NEWFIELD PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(Continued)

The loss of any single significant customer or contract could have a material adverse short-term effect; however, it is not likely the loss of any single customer or contract would have a material long-term effect as such customers and arrangements could be replaced with similar terms and conditions.

Direct Operating Expenses – Direct operating expenses are recognized when incurred and are net working interest expenses related to the Newfield Properties. Direct operating expenses include lease operating expenses, well repair expenses, gathering and transportation expenses, maintenance expenses, utility expenses, payroll expenses, and other direct operating expenses.

3. Subsequent Events

Subsequent events have been evaluated for recognition and disclosure through December 12, 2012, the date the financial statements were available to be issued.

4. Supplemental Oil and Gas Disclosures (unaudited)

The following tables summarize the net ownership interest in the estimated proved reserves and the standardized measure of discounted future net cash flows related to the proved reserves for the Newfield Properties (“standardized measure”). The standardized measure presented excludes income taxes as the tax basis for the Newfield Properties is not applicable on a go-forward basis. The other components of the standardized measure were determined in accordance with the authoritative guidance of the Financial Accounting Standards Board (“FASB”) and the SEC effective for December 31, 2011.

There are numerous uncertainties in estimating quantities of proved reserves, which incorporate estimates of the future rates of production, the timing of development expenditures and other assumptions. The following reserve data represent estimates only and are inherently imprecise and may be subject to substantial revisions as additional information becomes available, such as reservoir performance, additional drilling, technological advancements and other factors. Decreases in the prices of oil, NGLs and natural gas could have an adverse effect on the carrying value of the proved reserves, reserve volumes and revenues, profitability and cash flow. Similarly, the standardized measure incorporates various assumptions such as prices, costs, production rates and discount rates that are inherently imprecise. Actual results could be materially different and the results may not be comparable to estimates disclosed by other oil and gas companies.

The reserve data as of December 31, 2011, 2010 and 2009 were derived using information from Newfield’s and W&T’s records. Reserve estimates as of June 30, 2012, which were determined by third-party reserve engineers Netherland, Sewell & Associates, Inc. in conjunction with the acquisition of the Newfield properties, were adjusted for production to estimated reserves as of the applicable period, as this method was deemed by W&T to provide better estimates based on information currently available. No adjustments were made for revisions, extensions, discoveries or prices as additional detail was not available. For the proved reserves, the weighted-average commodity prices used for the June 30, 2012 period, adjusted for items specific to the properties, were $106.13 per barrel (“Bbl”) for oil, $67.92 per Bbl for NGLs and $3.24 per thousand cubic feet (“Mcf”) for natural gas. Prices used in the reserve estimate were based on the twelve-month unweighted average of the first-day-of-the-month price for each month for the period. The average price was adjusted by lease for quality, energy content, transportation fees and applicable regional price differences. All prices are held constant through the forecasted production period. The standardized measure of discounted cash flows as of December 31, 2011, 2010 and 2009 and the changes between periods were derived from these estimated reserve amounts and data from Newfield’s and W&T’s records. Changes in the standardized measure were computed using data that could be reasonably obtained or estimated.

Proved Reserves

Proved reserves are estimated quantities of oil, NGLs and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs) existing at the time the estimate was made. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made. All of the reserves are located offshore in the Gulf of Mexico of the Unites States.

NEWFIELD PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(Continued)

The following table sets forth estimated net quantities of the proved oil, NGLs and natural gas reserves. The estimated net quantities were derived from third-party reserve engineer reports as of June 30, 2012 and rolled back for production, as third-party reserve engineering reports were not available for these dates. No adjustments were made for revisions, extensions and discoveries due to lack of available information. Amounts for undeveloped reserves were estimated using a similar methodology.

	Oil (MBbls)	NGL (MBbls)	Natural Gas (MMcf)	Total Oil, NGLs and Natural Gas (MBoe) (1)	Total Oil, NGLs and Natural Gas (MMcfe) (1)
Proved reserves as of December 31, 2008	6,211	1,211	84,862	21,567	129,399
Production	(746)	(128)	(10,533)	(2,630)	(15,777)
Revision of previous estimates and other	—	—	—	—	—

Proved reserves as of December 31, 2009	5,465	1,083	74,329	18,937	113,622
Production	(1,049)	(332)	(21,737)	(5,004)	(30,024)
Revision of previous estimates and other	—	—	—	—	—

Proved reserves as of December 31, 2010	4,416	751	52,592	13,933	83,598
Production	(1,130)	(333)	(19,466)	(4,708)	(28,249)
Revision of previous estimates and other	—	—	—	—	—

Proved reserves as of December 31, 2011	3,286	418	33,126	9,225	55,349

Proved Developed:
2011	3,286	418	33,126	9,225	55,349
2010	3,894	720	42,298	11,695	70,172
2009	2,050	756	43,390	10,365	62,193

Proved Undeveloped:
2011	—	—	—	—	—
2010	522	31	10,294	2,238	13,426
2009	3,415	327	30,939	8,572	51,429

(1)	The conversion to cubic feet equivalent and barrels of equivalent measures determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or NGLs (totals may not compute due to rounding). The conversion ratio does not assume price equivalency, and the price on an equivalent basis for oil, NGLs and natural gas may differ significantly.

Volume measurements:
MBbls - thousand barrels for crude oil, condensate or NGLs	MMcf - million cubic feet
MBoe - thousand barrels of oil equivalent	MMcfe - million cubic feet equivalent

NEWFIELD PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(Continued)

Standardized Measure

The standardized measure is the estimated net future cash inflows from estimated proved reserves less estimated future production and development costs, estimated plugging and abandonment costs, and a discount factor. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs. Future cash inflows represent expected revenues from production of period-end quantities of estimated proved reserves based on the unweighted average of first-day-of-the-month commodity prices and any fixed and determinable future price changes provided by contractual arrangements in existence at year end. Price changes based on inflation, federal regulatory changes and supply and demand are not considered. The following prices were used in the standardized measure to estimate future revenues:

	Year Ended December 31,
Prices	2011	2010	2009
Oil per barrel	$106.00	$75.47	$55.40
NGL per barrel	$48.44	$46.98	$36.04
Natural gas per Mcf	$4.17	$4.77	$4.11

Estimated future production costs related to period-end estimated proved reserves are based on period-end costs. Such costs include, but are not limited to, production taxes and direct operating costs. Inflation and other anticipatory costs are not considered until the actual cost change takes effect. As mentioned above, the standardized measure presented here does not include the effects of income taxes.

In calculating the standardized measure, future net cash inflows were estimated by using future production of period-end estimated proved reserves and assume continuation of existing economic conditions. Future production, development costs and plugging and abandonment costs are based on estimated costs in effect at the end of the respective period with no escalations. Estimated future net cash flows have been discounted to their present values based on a 10% annual discount rate in accordance with the FASB’s authoritative guidance.

The standardized measure does not purport, nor should it be interpreted, to present the fair market value of the oil, NGLs and natural gas reserves. These estimates reflect estimated proved reserves only and ignore, among other things, future changes in prices and costs, revenues that could result from probable reserves which could become proved reserves in the future, and the risks inherent in reserve estimates. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may not be materially correct when judged against actual subsequent results. Further, since prices and costs do not remain static, and no price or cost changes have been considered, the results are not necessarily indicative of the fair market value of estimated proved reserves, and the results may not be comparable to estimates disclosed by other oil and gas producers.

NEWFIELD PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(Continued)

Standardized measure of discounted future net cash flows before income taxes relating to estimated proved oil, NGLs and natural gas reserves is as follows (in thousands):

	Year Ended December 31,
	2011	2010	2009
Standardized Measure
Future cash inflows	$506,563	$619,404	$646,918
Future costs:
Production	(84,308)	(94,834)	(113,800)
Dismantlement, abandonment, other expenditures	(39,586)	(60,664)	(145,279)
Income taxes (1)	—	—	—

Future net cash inflows before 10% discount	382,669	463,906	387,839
10% annual discount factor	(72,184)	(88,826)	(83,740)

	$310,485	$375,080	$304,099

(1)	Income taxes were excluded because the tax basis is not applicable on a go-forward basis.

Changes to the standardized measure of discounted cash flows before income taxes relating to proved oil, NGLs and natural gas reserves are as follows (in thousands):

	Year Ended December 31,
	2011	2010	2009
Changes in Standardized Measure
Standardized measure, beginning of year	$375,080	$304,099	$428,201

Sales and transfers of oil and gas produced, net of production costs (1)	(192,198)	(181,992)	(84,874)
Net change in price, net of future production costs (2)	76,931	144,732	(61,144)
Revised and incurred dismantlement, abandonment and other expenditures (3)	17,102	68,413	(22,913)
Accretion of discount (4)	37,508	30,410	42,820
Other changes	(3,938)	9,418	2,009

Net increase (decrease) in standardized measure	(64,595)	70,981	(124,102)

Standardized measure, end of year	$310,485	$375,080	$304,099

The standardized measure of discounted future cash flows (discounted at 10%) as of the beginning of the period and the changes during the period were developed as follows:

1.	Cash inflows, future production costs, dismantlement, abandonment and other expenditures were estimated using reserves from June 30, 2012 rolled back for production to the applicable date. Price and cost estimates for the applicable period were derived from Newfield’s records and applied to these rolled back reserves to estimate cash inflows and outflows.
2.	Sales and transfers were based on historical data provided by Newfield.
3.	Net changes in price and changes in dismantlement, abandonment and other expenditures were estimated utilizing data from Newfield’s and W&T’s records.
4.	Accretion of discount was estimated using a 10% factor on the balance at the beginning of the year.

NEWFIELD PROPERTIES

UNAUDITED INTERIM STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

	Nine Months Ended September 30,
	2012	2011
	(in thousands)
Revenues	$104,463	$172,892
Direct operating expenses	33,089	17,800

Revenues in excess of direct operating expenses	$71,374	$155,092

See accompanying notes

NEWFIELD PROPERTIES

NOTES TO UNAUDITED INTERIM STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1. The Properties

On October 5, 2012, W&T Offshore, Inc. (“W&T”) acquired certain oil and natural gas property interests from Newfield Exploration Company and its subsidiary, Newfield Exploration Gulf Coast LLC (together, “Newfield”), referred to herein as the “Newfield Properties,” pursuant to a certain purchase and sale agreement. The effective date of the transaction was July 1, 2012. The stated purchase price of $228.0 million is subject to customary effective-date adjustments and closing adjustments. The related asset retirement obligations, estimated at $31.5 million, were assumed by W&T. The adjusted purchase price as of the date of this statement, excluding asset retirement obligations, was $207.7 million and is subject to further post-closing adjustments. The Newfield Properties consist primarily of approximately 416,000 gross leasehold acres, excluding the related overriding royalty interests acreage, comprised of 65 blocks in the deepwater, six of which are producing, and ten blocks on the conventional shelf, four of which are producing. In addition, the Newfield Properties include an overriding royalty interest in three deepwater blocks, two of which are producing. Certain overriding interest associated with the Newfield Properties (Mississippi Canyon 800 field) has been retained by Newfield. All of these properties referred to above are located in the Gulf of Mexico of the United States.

2. Basis of Presentation

The accompanying unaudited statements (the “financial statements”) include revenues from oil, natural gas liquids (“NGLs”) and natural gas production and direct lease operating expenses associated with the Newfield Properties. For purposes of these statements, all properties identified in the purchase and sale agreement between Newfield and W&T are included herein. Revenues and direct operating expenses are presented on the accrual basis of accounting and were derived from Newfield’s historical accounting records. During the period presented, the Newfield Properties were not accounted for as a separate division or legal entity by Newfield, therefore, certain costs including, but not limited to, depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest, and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles are not presented because the information necessary to prepare such statements is neither readily available on an individual property basis nor practicable to obtain in these circumstances. As such, these financial statements are not intended to be a complete presentation of the revenues and expenses of the Newfield Properties and are not indicative of the financial condition or results of the operation of the Newfield Properties going forward due to the changes in the business and the omission of various operating expenses as described above. The historical statements of revenues and direct operating expenses of the Newfield Properties are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission Regulation S-X.

Revenue Recognition – Oil, NGLs, natural gas and other related revenues are recognized when production is sold to purchasers at a fixed or determinable price, when delivery has occurred and title has transferred, and when collectability is reasonably assured. Revenues are reported net of overriding royalties, other royalties and other revenue interest due to third parties.

Direct Operating Expenses – Direct operating expenses are recognized when incurred and are net working interest expenses related to the Newfield Properties. Direct operating expenses include lease operating expenses, well repair expenses, gathering and transportation expenses, maintenance expenses, utility expenses, payroll expenses, and other direct operating expenses.